EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2015, relating to the consolidated financial statements and financial statement schedule of Regal Beloit Corporation and the effectiveness of Regal Beloit Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Regal Beloit Corporation for the year ended January 3, 2015.
/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
June 2, 2015